
<ARTICLE>                  5

<PERIOD-TYPE>                                        9-MOS
<FISCAL-YEAR-END>                                    MAR-31-2000
<PERIOD-END>                                         DEC-31-1999
<CASH>                                               497,501
<SECURITIES>                                         2,297,697
<RECEIVABLES>                                        000
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               761,438
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       23,139,443<F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<COMMON>                                             000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<OTHER-SE>                                           22,095,342
<TOTAL-LIABILITY-AND-EQUITY>                         23,139,443<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     260,223<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     686,292<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   52,970
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (2,267,373)<F5>
<EPS-BASIC>                                        (32.57)
<EPS-DILUTED>                                        000

<F1>Included  in Total  assets  is Tenant  security  deposit  escrow of  $3,805,
Investments in Local Limited Partnerships of $19,541,320, Prepaid assets of $1,489, Replacement reserve escrow of $5,951, and Other assets of $30,242.
<F2>Included in Total liability and equity is Accounts  payable to affiliates of
$12,971, Accounts payable and accrued expenses of $76,552, Mortgage note payable of $704,555, Tenant security deposits payable of $3,809, Deferred revenue of $129,360, and Minority interest in Local Limited Partnerships of $116,854.
<F3>Included in Total revenue is Rental of $90,446,  Investment of $118,463, and
Other of $51,314. <F4>Included in Other expenses is General and administrative of $257,039, Bad debt expense of $173,739, Asset management fees, related party of $184,490, Rental operations, exclusive of depreciation of $32,084, Depreciation of $20,326, and Amortization of $18,614. <F5>Included in Net loss is Minority interest in losses of Local Limited Partnership of $(132) and Equity in losses of Local Limited Partnerships of $1,788,466.

